[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26

Execution Version

AMENDMENT NO. 1

NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment”), is entered into effective as of March 16, 2015 by and among 2014 ESA Project Company, LLC, a Delaware limited liability company (the “Company”), and each of the undersigned Holders of Notes. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Note Purchase Agreement (as defined below). All Section references, unless otherwise indicated, shall be references to Sections of the Note Purchase Agreement and the rules of interpretation set forth in the Note Purchase Agreement apply as if set forth herein.

RECITALS

WHEREAS, reference is hereby made to that certain Note Purchase Agreement, dated as of July 18, 2014, by and among the Company and the Purchasers party thereto (the “Note Purchase Agreement”); and

WHEREAS, the Company wishes to hereby amend the Note Purchase Agreement, in accordance with Article 17 of the Note Purchase Agreement, by amending Sections 4.2.7, 4.2.11, 5.24(a) and 9.11 of, and Schedule B and Exhibit 4.2.1(a) to, the Note Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Amendments to the Note Purchase Agreement.

i.	Section 4.2.7 is hereby amended and restated in its entirety to read as follows:

Section 4.2.7 Equity Funding; Proportional Funding.

(a) Prior to, or concurrently with, any Drawdown, the Pledgor shall have contributed to the Company an amount equal to [***] of system capacity of the System(s) being financed with such Drawdown, plus all taxes applicable to the purchase of such System(s) payable by the Company.

(b) After giving effect to any Drawdown, (i) the proceeds of the Notes drawn from the Proceeds Escrow Account shall not exceed [***] of system capacity of the System(s) being financed with such Drawdown and (ii) aggregate funds contributed by the Pledgor and proceeds of the Notes on such Drawdown shall be sufficient to pay the aggregate purchase price of applicable System(s) being financed with such Drawdown, including all taxes payable by the Company with respect thereto.

[***] Confidential Treatment Requested

(c) After giving effect to any Drawdown, the ratio of (x) the proceeds of the Notes drawn from the Proceeds Escrow Account to (y) the total Notes (adjusted for proceeds from the Notes used to fund the Debt Service Reserve Account, the IDC Reserve Account, and to the payment of transaction expenses) shall not exceed the ratio of [***] to [***].

(d) The Equity Capital Contribution Agreement shall continue to be in full force and effect and, to the Company’s Knowledge, no material breaches or defaults have occurred and are continuing thereunder.

ii.	A new Section 4.2.11(c) is hereby added to the Note Purchase Agreement as follows:

(c) Prior to the date of the first Drawdown following the date that the Company obtains MBR Authority, or, if no further Drawdowns are available or contemplated, promptly following receipt of MBR Authority, the Company shall have delivered to each Purchaser an opinion addressed to each such Purchaser, dated on or before the date of such Drawdown from O’Melveny & Myers LLP, as special regulatory counsel for the Company, covering the Company’s MBR Authority, in form and substance reasonably satisfactory to such Purchaser.

iii.	Section 5.24(a) is hereby amended and restated in its entirety to read as follows:

Section 5.24 Governmental Regulation.

(a) As of the Closing Date, (i) the Company sells electricity at each Site only to the applicable Offtaker pursuant to the relevant ESA and will not make any other wholesale or retail sales and (ii) is not subject to or benefits from an exemption from or waiver of regulation (A) by FERC as an “electric utility company”, a “public-utility company” or a “holding company” or a “subsidiary company” of a “holding company” in each case as such term is defined under PUHCA, or (B) as an “electric supplier”, a “retail electricity supplier” or a “public utility” under the laws of the States of California, New York, New Jersey or Connecticut and any other state in which the Company operates facilities that generate electricity. The Company is not a “public utility” under the FPA as of the Closing Date, provided, however, that it shall not constitute a Default or an Event of Default of any kind for the Company to (1) obtain an order from FERC (X) authorizing the Company to sell electric energy, capacity or ancillary services from its facilities that generate electricity at market-based rates pursuant to Section 205 of the FPA, (Y) accepting for filing the Company’s tariff pertaining to such sales, and (Z) granting the Company waivers of regulations and blanket authorizations customarily granted by FERC to an entity that sells electric energy, capacity and ancillary services at wholesale at market-based rates, including blanket authorization for the issuance of securities and assumption of liabilities under Section 204 of the FPA and Part 34 of FERC’s regulations (together, “MBR Authority”), and (2) make sales at wholesale of electric energy, capacity

[***] Confidential Treatment Requested

and ancillary services from its facilities that generate electricity pursuant to such MBR Authority. Such MBR Authority, once obtained and accepted as effective by FERC, will be in full force and effect and at such time the Company will become a “public utility” under the FPA.

iv.	Section 9.11 is hereby amended and restated in its entirety to read as follows:

Section 9.11 Utility Regulation. The Company shall take or cause to be taken all necessary or appropriate actions so that (a) the Company and the Project shall not be subject to, or shall benefit from an exemption from or waiver of, (A) regulation by FERC as a “public–utility company” or “holding company” under PUHCA, or (B) financial, organizational or rate regulation as an “electric utility”, “electric corporation” or any similar Person under the laws of the States of California, New York, New Jersey and Connecticut and any other state in which the Company operates facilities that generate electricity as presently constituted and as construed by the courts of such States, (b) the Company will sell electricity only to the applicable Offtaker at each Site pursuant to the relevant ESA and will not make any other wholesale or retail sales, and (c) no later than the Company’s initial sale at wholesale of any electric energy, capacity or ancillary services from its facilities that generate electricity the Company shall have obtained MBR Authority. For so long as the Company is a “public utility” under the FPA it shall maintain its MBR Authority and shall comply in all material respects with the requirements of FERC applicable to its MBR Authority, including timely reporting and filings under the FPA.

v.	The following definition of the capitalized term “MBR Authority” is inserted into Schedule B in the appropriate alphabetical location:

“MBR Authority” is defined in Section 5.24(a).

vi.	Exhibit 4.2.1(a) to the Note Purchase Agreement is hereby amended and restated in its entirety to read as Exhibit 4.2.1(a) attached hereto.

Section 2. Effective Date. This Amendment has been duly executed by the Company. This Amendment shall be effective (the “Effective Date”) upon the receipt by, or on behalf of, the Company of duly executed counterparts of this Amendment signed by each of the Holders of Notes whose name appears on the signature pages hereto and who constitute all of the Holders of the Notes as of the date hereof.

Section 3. No Other Changes or Waivers. Except as expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Note Purchase Agreement remain unaltered and in full force and effect. Except as specifically provided herein, the execution, delivery and performance of this Amendment shall not be deemed as a waiver of any other matters or any future matters. The Note Purchase Agreement and this Amendment shall be read and construed as one instrument. This Amendment constitutes a Credit Document for all purposes.

Section 4. Representations and Warranties. The Company hereby represents and warrants that, as of the Effective Date (both immediately before and immediately after giving effect to the occurrence of the Effective Date and any transactions to occur thereon):

i.	It has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Note Purchase Agreement as amended by this Amendment.

ii.	The execution and delivery of this Amendment and the performance of the Note Purchase Agreement as amended by this Amendment have been duly authorized by all necessary action on the part of the Company.

iii.	The execution and delivery by the Company of this Amendment and the performance by it of the Note Purchase Agreement as amended by this Amendment do not and will not violate any Legal Requirement or any Obligation and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Legal Requirement or any such Obligation (other than the Liens created by the Collateral Documents on the Closing Date and from time to time thereafter).

iv.	This Amendment has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

v.	No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person which has not been received, filed, given or done is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment.

vi.	No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

vii.	The representations and warranties set forth in Article 5 of the Note Purchase Agreement are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date); provided that, to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, it is true and correct in all respects.

Section 5. Headings. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8. Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Signatures of the parties hereto transmitted by facsimile or portable document format (PDF) shall be deemed to be their original signatures for all purposes.

[The remainder of this page intentionally left blank]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Amendment and return it to the Company, whereupon this Amendment shall become a binding agreement between you and the Company.

Very truly yours, 2014 ESA PROJECT COMPANY, LLC

By	/s/ William E. Brockenborough
Name:	William E. Brockenborough
Title:	Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement

This Amendment is hereby accepted and agreed to as of the date hereof.

THE VARIABLE ANNUITY LIFE INSURANCE
COMPANY

NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA

UNITED GUARANTY RESIDENTIAL
INSURANCE COMPANY

By: AIG Asset Management (U.S.) L.L.C., Investment Adviser

By:	/s/ Andrew M. Bouffard
Name: Andrew M. Bouffard
Title: Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement

This Amendment is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Barry Scheinholtz
Name: Barry Scheinholtz
Title: Senior Director

THE GUARDIAN INSURANCE & ANNUJITY COMPANY, INC.

By:	/s/ Barry Scheinholtz
Name: Barry Scheinholtz
Title: Senior Director

Signature Page to Amendment No. 1 to Note Purchase Agreement

This Amendment is hereby accepted and agreed to as of the date hereof.

VOYA RETIREMENT INSURANCE AND
ANNUITY COMPANY (F/K/A ING LIFE
INSURANCE AND ANNUITY COMPANY)

VOYA INSURANCE AND ANNUITY COMPANY
(F/K/A ING USA ANNUITY AND LIFE
INSURANCE COMPANY)

RELIASTAR LIFE INSURANCE COMPANY

SECURITY LIFE OF DENVER INSURANCE
COMPANY

By: Voya Investment Management LLC, as Agent

By:	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement

This Amendment is hereby accepted and agreed to as of the date hereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Douglas A. Pannier
Name: Douglas A. Pannier
Title: Group Head, Private Placements

Signature Page to Amendment No. 1 to Note Purchase Agreement

This Amendment is hereby accepted and agreed to as of the date hereof.

PAN-AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Lisa Baudot
Name: Lisa Baudot
Title: Vice President, Securities

Signature Page to Amendment No. 1 to Note Purchase Agreement

EXHIBIT 4.2.1(a)

FORM OF DRAWDOWN CERTIFICATE

[LETTERHEAD OF COMPANY]

Date:             ,    1

Drawdown Date:             ,

[            ]

Leidos Engineering, LLC, as Independent Engineer

Meditech Corporate Center, West Wing

550 Cochituate Road

Framingham, MA 01701

Re: 2014 ESA Project Company, LLC – Drawdown Certificate

Ladies and Gentlemen:

This Drawdown Certificate is delivered to you pursuant to Section 4.2.1(a) of the Note Purchase Agreement, dated as of July 18, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among 2014 ESA Project Company, LLC, a Delaware limited liability company (the “Company”), and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Note Purchase Agreement.

I, [            ], am a Responsible Officer of the Company. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Drawdown Certificate. To the extent that this Drawdown Certificate evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with. This Drawdown Certificate relates to a Credit Event to take place on the date specified above as the “Drawdown Date” (the “Drawdown Date”).

I, on behalf of the Company, solely in my capacity as a Responsible Officer of the Company and not in my personal capacity, and without personal liability therefor, do hereby certify to the Secured Parties that the following statements are accurate, true and complete on the date hereof (except for those statements that solely relate to a later date), and will be accurate, true and complete on and as of the Drawdown Date:

1) The aggregate Project Costs incurred, but not yet paid, through the date of the requested Credit Event are anticipated to be $            .

2) The Project Costs to be paid with the funds requested in connection with this Drawdown Certificate are to be paid with proceeds of the Notes deposited in the Proceeds Escrow Account in the amounts shown on Appendix I hereto.

[1]	Certificate must be submitted to each of the Purchaser and Independent Engineer at least 7 Business Days prior to the date of each Drawdown.

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

3) The currently estimated aggregate Project Costs necessary to achieve Final Completion are as described and segregated in Appendix I hereto. Such amount is consistent with the current Project Budget (as amended, allocated, re-allocated or modified from time to time in accordance with Section 9.13 of the Note Purchase Agreement) or has otherwise been approved or permitted pursuant to the Note Purchase Agreement.

4) The variances in estimated Project Costs (from the Closing Date to the proposed Drawdown Date) are summarized in Appendix I hereto and such variances are described in the current or past quarterly construction progress reports delivered pursuant to Section 7.2(a) of the Note Purchase Agreement.

5) Attached in Appendix II hereto are the previously paid or due and payable invoices, purchase orders or other documents evidencing the Project Costs that are to be reimbursed or paid with the funds requested in connection with this Drawdown Certificate.

6) After taking into consideration the making of the Credit Event hereby requested, Available Funds are not less than the aggregate unpaid amount required to cause Final Completion to occur in accordance with all Legal Requirements, the PUMA, each other Project Document pursuant to which construction work with respect to the Project is being performed and the Credit Documents on or before the Date Certain. After taking into consideration the making of the Credit Event hereby requested, the sources and uses of such Available Funds to achieve Final Completion are as follows:

Sources		Uses

Total:	$	Total:	$

7) The estimated dates for achieving the (a) Commencement of Operations (under and as defined in the PUMA) with respect to the Systems being funded under this requested Credit Event and (b) Final Completion Date are each set forth on Appendix III hereto.

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

8) Each representation and warranty of each Credit Party in any of the NPA Documents to which it is a party is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date of the Drawdown Date, before and after giving effect to the Credit Event requested hereby, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

9) To the Company’s Knowledge, each representation and warranty of each Major Project Participant contained in the Operative Documents (other than the Note Purchase Agreement or the Policy) is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like is true and correct in all respects) on and as of the Drawdown Date, before and after giving effect to the Credit Event requested hereby, with the same effect as though made on and as of such date, unless such representation and warranty expressly relates solely to an earlier date.

10) No Default or Event of Default has occurred and is continuing or will result from the funding of the Credit Event hereby requested.

11) The Company has delivered to each of the Purchasers copies of all Additional Project Documents entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Project or otherwise) since the date of the most recent Credit Event.

12) The Company has delivered to each of the Purchasers copies of all NDAs entered into or obtained since the date of the most recent Credit Event.

13) All work that has been done on the Project to date has been done in accordance with the PUMA and there has not been filed against any of the Collateral or otherwise filed with or served upon the Company with respect to the Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Notes, other than Permitted Liens.

14) Except for any such Liens being contested by the Company as permitted under the definition of “Permitted Liens”, attached in Appendix IV are duly executed Lien waivers required to be delivered to each Holder pursuant to Section 4.2.4 of the Note Purchase Agreement relating to mechanics’ and materialmen’s Liens from each Person performing work at the applicable Site or having a statutory right to file a mechanics’ and/or materialmen’s Lien, as the case may be, for all work, services and materials (including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Project), for which the related Project Costs have been or will, from the proceeds of the requested Drawdown, be paid.

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

15) Each Applicable Permit and Applicable Third Party Permit with respect to the System or Systems being funded under this Drawdown has been duly obtained or been assigned in the Company’s or the applicable third party’s name, is in full force and effect, is not subject to any current legal proceeding, and is not subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit and Applicable Third Party Permit, and all applicable appeal periods with respect to such Applicable Permit and Applicable Third Party Permit have expired, except in each case where such failure, legal proceeding or unsatisfied condition could not reasonably be expected to result in a Material Adverse Effect. The Permits which have been obtained by the Company with respect to the System or Systems being funded under this Drawdown are not subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

16) Each System being financed has achieved COO or will achieve COO prior to the Drawdown Date.

17) Prior to, or concurrently with, the Drawdown to be made on Drawdown Date, the Pledgor has contributed or will contribute to the Company an amount equal to [***] per kilowatt of system capacity of the System(s) to be placed in service with respect to the requested Credit Event to which this Drawdown Certificate related plus all taxes applicable to the purchase of such System(s) payable by the Company.

18) After giving effect to this Drawdown, (i) the proceeds of the Notes drawn from the Proceeds Escrow Account have not exceeded [***] per kilowatt of system capacity of the System(s) being financed with such Drawdown and (ii) aggregate funds contributed by the Pledgor and proceeds of the Notes on such Drawdown are sufficient to pay the aggregate purchase price of applicable System(s) being financed with such Drawdown, including all taxes payable by the Company with respect thereto.

19) After giving effect to this Drawdown, the ratio of (x) the proceeds of the Notes drawn from the Proceeds Escrow Account to (y) the total Notes (adjusted for proceeds from Notes used to fund the Debt Service Reserve Account, the IDC Reserve Account, and to the payment of transaction expenses) have not exceeded the ratio of [***] to [***].

20) The Equity Capital Contribution Agreement is in full force and effect and, to the Company’s Knowledge, no material breaches or defaults have occurred and are continuing thereunder.

21) The Policy is in full force and effect and all premiums due and owing thereunder have been paid, including any premium due with respect to any Systems that are to be placed in service prior to the fifteenth day of any calendar quarter.

22) All process water, sewer, telephone, waste disposal, electric and all other utility services necessary for the development, construction, ownership and operation of the Project are either contracted for, or are readily available on commercially reasonable terms, with respect to the System or Systems being funded under this Drawdown.

[***] Confidential Treatment Requested

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

23) At any time following the Closing Date, no event, circumstance or condition has occurred and is continuing that has, or could reasonably be expected to have, a Material Adverse Effect.

[Signature page follows]

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate to be duly executed and delivered on behalf of the Company as of the date first above written.

2014 ESA PROJECT COMPANY, LLC, a
Delaware limited liability company

By:
Name:
Title:

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT